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                      GENZYME CORPORATION AND SUBSIDIARIES
              EXHIBIT 11 -- COMPUTATION OF WEIGHTED AVERAGE SHARES
                  USED IN COMPUTING EARNINGS PER SHARE AMOUNTS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                     1996                  1995                   1994
                                                           ----------------------  ----------------------  ----------------------
                                                              COMMON                  COMMON                 COMMON
                                                               AND       ASSUMING      AND      ASSUMING       AND       ASSUMING
                                                              COMMON       FULL       COMMON      FULL        COMMON       FULL
                                                            EQUIVALENT  EQUIVALENT  EQUIVALENT  EQUIVALENT  EQUIVALENT  EQUIVALENT
                                                               SHARE     DILUTION      SHARE     DILUTION      SHARE     DILUTION
                                                            ----------  ----------  ----------  ----------  ----------  ----------
APPLICABLE TO GENERAL DIVISION STOCK (PRO FORMA):

  Common stock outstanding, beginning of year............     62,372      62,372      52,894      52,894      24,292      24,292

  Weighted average common stock issued during the year...      5,917       5,917       2,640       4,882         178         178

  Weighted average common stock assuming exercise
    of options...........................................         --          --       2,756       3,012         546         596

  Weighted average common stock assuming exercise
    of warrants..........................................         --          --       2,052       1,153       1,202

  Weighted average common stock assuming conversion
    of 6 3/4% Convertible Subordinated Notes.............         --          --         (A)       3,782         (A)       1,891
                                                              ------      ------      ------      ------      ------      ------

  Weighted average number of shares outstanding..........     68,289      68,289      60,186      66,622      26,169      28,159
                                                              ======      ======      ======      ======      ======      ======


APPLICABLE TO TR STOCK (PRO FORMA):

  Common stock outstanding, beginning of year............     12,113                   8,675                   3,279

  Weighted average common stock issued during the year...      1,048                     984                     299

  Weighted average common stock assuming exercise
    of options...........................................        (B)                     (B)                     (B)

  Weighted average common stock assuming exercise
    of warrants..........................................        (B)                     (B)                     (B)

  Weighted average common stock assuming conversion
    of 6 3/4% Convertible Subordinated Notes.............        (A)                     (A)                     (A)
                                                              ------                  ------                  ------
  Weighted average number of shares outstanding..........     13,161                   9,659                   3,578
                                                              ======                  ======                  ======

(A) These securities are "other potentially dilutive" securities which effect is included, to the extent such effect is dilutive, in the determination of weighted average shares assuming full dilution.

(B) The effect of assumed conversion is antidilutive.